UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2020 (August 11, 2020)

Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-32936 (Commission File Number)	95-3409686 (IRS Employer Identification No.)

3505 West Sam Houston Parkway North, Suite 400 Houston, Texas (Address of principal executive offices)		77043 (Zip Code)
281-618-0400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HLX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 1.01          Entry into a Material Definitive Agreement.

Underwriting Agreement

On August 14, 2020, Helix Energy Solutions Group, Inc. (the “Company”) closed the sale of $200 million aggregate principal amount of its 6.75% Convertible Senior Notes due 2026 (the “Notes”), pursuant to an underwriting agreement (the “Underwriting Agreement”) entered into on August 11, 2020, by and among the Company and Wells Fargo Securities, LLC and Evercore Group L.L.C., as representatives of the several underwriters named therein (the “Underwriters”). The issuance and sale of the Notes (the “Offering”) was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement on Form S-3ASR (Registration No. 333-234325), and was made pursuant to a prospectus supplement, dated August 11, 2020, a pricing term sheet filed as a free writing prospectus on August 12, 2020, and a base prospectus, dated October 25, 2019, filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b) of the Securities Act.

The Company received net proceeds from the Offering of approximately $192.5 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company. In connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with affiliates of two of the Underwriters and one other financial institution (the “Option Counterparties”), as further discussed below. The Company used approximately $10.5 million of the net proceeds from the Offering to fund the cost of entering into the Capped Call Transactions. The Company used approximately $183 million (or approximately $186 million with accrued interest), consisting of the remainder of the net proceeds from the Offering, together with cash on hand, to repurchase approximately $90 million aggregate principal amount of its outstanding 4.25% Convertible Senior Notes due 2022 and approximately $95 million aggregate principal amount of its outstanding 4.125% Convertible Senior Notes due 2023 in privately negotiated transactions effected through one of the Underwriters or its affiliate, as the Company’s agent, effected concurrently with the Offering.

The Underwriting Agreement contains customary indemnification and contribution provisions whereby the Company, on the one hand, and the Underwriters, on the other hand, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. As more fully described in the prospectus supplement, certain of the Underwriters and/or their respective affiliates have from time to time performed, and may in the future perform, various investment banking, commercial banking and other financial services to the Company and its affiliates, in the ordinary course of business for which they have received and would receive customary compensation.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Indenture

The Notes were issued pursuant to an Indenture, dated as of August 14, 2020 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of August 14, 2020 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), in each case, between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Notes bear interest at a rate of 6.75% per annum, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2021. The Notes will mature on February 15, 2026, unless earlier converted, redeemed or repurchased by the Company. During certain periods and subject to certain conditions (as described in the Indenture) the Notes will be convertible by the holders into shares of the Company’s common stock at an initial conversion rate of 143.3795 shares of common stock per $1,000 principal amount of Notes (which represents an initial conversion price of approximately $6.97 per share of common stock), subject to adjustment in certain circumstances as set forth in the Indenture. The initial conversion price represents a conversion premium of approximately 45% over the closing price of the Company’s common stock on August 11, 2020 of $4.81 per share. Upon conversion, holders will receive, at the Company’s discretion, cash, shares of the Company’s common stock or a combination thereof. Holders that surrender Notes for conversion in connection with a “make-whole fundamental change,” as defined in the Indenture, may in certain circumstances be entitled to an increased conversion rate.

Prior to August 15, 2023, the Notes will not be redeemable. On or after August 15, 2023 (but, in the case of a partial redemption, no later than the 40th scheduled trading day immediately before the maturity date of the Notes), the Company may, at its option, redeem all or any portion of the Notes, subject to certain conditions, at a redemption price payable in cash equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, and a “make-whole premium” with a value equal to the present value of the remaining scheduled payments of interest on the Notes to be redeemed up to and including February 15, 2026, as further described in the Indenture. Holders may require the Company to repurchase the Notes following a “fundamental change,” as defined in the Indenture.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the entire principal amount of all the Notes, and the interest accrued on such Notes, if any, to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization relating to the Company or a significant subsidiary, the principal amount of the Notes together with any accrued and unpaid interest thereon will automatically be and become immediately due and payable.

The Notes will be the Company’s general senior unsecured obligations and will rank equally in right of payment with all of its existing and future senior unsecured indebtedness. The Notes will be effectively subordinated to all of the Company’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness or other obligations and structurally subordinated to all existing and future liabilities of the Company’s subsidiaries, including trade payables.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, the First Supplemental Indenture and the form of Note, copies of which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Capped Call Transactions

On August 11, 2020, in connection with the pricing of the Notes, the Company entered into the Capped Call Transactions with the Option Counterparties. The Capped Call Transactions cover, subject to customary adjustments, the number of shares of common stock initially underlying the Notes. The Capped Call Transactions are expected generally to reduce potential dilution to the Company’s common stock upon conversion of any Notes and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to the cap price.  The cap price of the Capped Call Transactions will initially be $8.4175 per share of the Company’s common stock, which represents a premium of 75% over the closing price of the Company’s common stock on the New York Stock Exchange of $4.81 per share on August 11, 2020, and is subject to certain adjustments under the terms of the Capped Call Transactions.

In connection with establishing their initial hedges of the Capped Call Transactions, the Company has been advised that the Option Counterparties or their respective affiliates entered into various cash-settled over-the-counter derivative transactions with respect to the Company’s common stock concurrently with or shortly after the pricing of the Notes. The Company has been advised that the Option Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock or other securities of the Company in secondary market transactions following the pricing of the Notes and from time to time prior to the maturity of the Notes (and are likely to do so on each exercise date of the capped call transactions, which are expected to occur during the observation period prior to the maturity date of the Notes (the 40 trading day period beginning on the 41st scheduled trading day prior to the maturity date of the Notes), or following any termination of any portion of the Capped Call Transactions in connection with any repurchase, redemption or conversion of the Notes if the Company makes the relevant election under the Capped Call Transactions). This activity could also cause or avoid an increase or a decrease in the market price of the Company’s common stock or the Notes.

The Capped Call Transactions are separate transactions entered into by the Company with the Option Counterparties, are not part of the terms of the Notes and will not change the holders’ rights under the Notes. Holders will not have any rights with respect to the Capped Call Transactions.

The foregoing description of the Capped Call Transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the form of confirmation for the Capped Call Transactions, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Statements in this Current Report, including but not limited to those relating to the Notes, the Indenture, the Capped Call Transactions and other statements that are not historical facts, are forward-looking statements that are based on current expectations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the actions of the holders, the Option Counterparties or their respective affiliates, market conditions and other risks described in the prospectus relating to the Offering and the Company’s Form 10-K for the year ended December 31, 2019 and its other filings with the SEC.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Indenture and the Notes is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of August 11, 2020, by and among Helix Energy Solutions Group, Inc., Wells Fargo Securities, LLC and Evercore Group L.L.C.
4.1	Indenture, dated as of August 14, 2020, by and between Helix Energy Solutions Group, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.2	First Supplemental Indenture, dated as of August 14, 2020, by and between Helix Energy Solutions Group, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.3	Form of 6.75% Convertible Senior Note (included in Exhibit 4.2).
5.1	Opinion of Baker Botts L.L.P.
5.2	Opinion of Maslon LLP.
10.1	Form of Capped Call Transaction Confirmation.
23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
23.2	Consent of Maslon LLP (included in Exhibit 5.2).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HELIX ENERGY SOLUTIONS GROUP, INC.

By:	/s/ Erik Staffeldt
Erik Staffeldt Executive Vice President and Chief Financial Officer

Date: August 14, 2020